Exhibit 10.1

sECOND AMENDMENT TO SUBSCRIPTION AGREEMENT

July 14, 2025

J.P. Morgan Real Estate Income Trust, Inc.

277 Park Avenue, 9th Floor

New York, New York 10172

Re: Second Amendment to Subscription Agreement

Reference is made herein to that certain Subscription Agreement, dated February 23, 2022, as amended by that certain Amendment to Subscription Agreement, dated May 26, 2022 (the “Original Subscription Agreement”), by and among J.P. Morgan Investment Management Inc., a Delaware corporation (“JPMIM”), J.P. Morgan Real Estate Income Trust, Inc., a Maryland corporation (the “Corporation”), and J.P. Morgan REIT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), pursuant to which JPMIM agreed to purchase any combination of shares of Class E common stock, par value $0.01 per share (“Shares”), or Class E units representing limited partnership interests of the Operating Partnership (the “Units” and, together with the Shares, the “Securities”), in an aggregate amount of up to $100 million (the “Commitment”), subject to the terms and conditions of the Original Subscription Agreement. JPMIM, the Corporation and the Operating Partnership (collectively, the “Parties”) have entered into this Second Amendment to Subscription Agreement (this “Amendment”) in order to amend and restate certain provisions of the Original Subscription Agreement.

1. Section 4.a. of the Original Subscription Agreement is hereby amended and restated in its entirety as follows:

“4. The Securities purchased by JPMIM described herein shall be subject to the following repurchase terms:

a.
Subject to the terms and conditions set forth in this Section 4, following the end of each month after the earlier of (x) the date on which the Corporation’s NAV reaches $1.5 billion and (y) the third anniversary of the IPO Commencement Date, the Corporation and/or the Operating Partnership shall automatically, and without any further action by the Corporation, JPMIM or any affiliate thereof, repurchase or redeem, as applicable, from JPMIM a number of Securities in an amount equal to 80% of the net monthly public and private offering proceeds of the Corporation, but not to exceed 80% of any remaining availability of repurchases under the Corporation’s share repurchase plan for public stockholders as described in the Registration Statement, as amended from time to time (the “Share Repurchase Plan”), after fulfilling any third party stockholder requests with respect to such month pursuant thereto (any such repurchase or redemption, a “JPM Mandatory Repurchase”), until such time as the Corporation and Operating Partnership have repurchased or redeemed, as applicable, all of the Securities owned by JPMIM, unless the board of directors of the Corporation determines that any such redemption for cash would be prohibited by applicable law, the Corporation’s charter or the Operating Partnership’s limited partnership agreement. In addition, subject to the limitations set forth in this Section 4, at any time where the aggregate NAV of the shares of the Corporation’s common stock and units representing limited partnership interests in the Operating Partnership owned by JPMIM, together with any such shares and units owned by its affiliates, represent a 24.99% or lesser interest in the Corporation and the Operating Partnership, on a fully diluted basis (such percentage referred to herein as the “JPM Interest”), the Corporation or the Operating Partnership, at the Corporation’s election, shall automatically, and without any further action by the Corporation, JPMIM or any such affiliate, repurchase or redeem, as applicable, an amount of Securities as may be necessary to cause the JPM

Interest to remain equal to or less than 24.99% after giving effect to the repurchase or redemption (any such repurchase or redemption, a “JPM Regulatory Repurchase” and, referred to collectively with any JPM Optional Repurchase, a “JPM Repurchase”), unless the board of directors of the Corporation determines that any such redemption for cash would be prohibited by applicable law, the Corporation’s charter or the Operating Partnership’s limited partnership agreement.”

2. Unless the context otherwise requires, all references in the Original Subscription Agreement to “this Subscription Agreement” shall be deemed to refer to the Original Subscription Agreement as amended by this Amendment

3. As of the date hereof, JPMIM hereby reaffirms, restates and reacknowledges each of its representations, warranties and covenants set forth in the Original Subscription Agreement. JPMIM hereby represents and warrants to each of the Corporation and the Operating Partnership that all information that JPMIM has provided to the Corporation and the Operating Partnership (including the information in the Original Subscription Agreement and this Amendment) is true, correct and complete as of the respective dates thereof and the date hereof.

4. Except as expressly set forth herein, the terms of the Original Subscription Agreement shall not be amended or modified by this Amendment and shall remain in full force and effect.

5. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions therein.

6. If any part of this Amendment is held by a court of competent jurisdiction to be unenforceable, illegal or invalid, the balance of this Amendment shall remain in effect and unaffected by such unenforceability, illegality or invalidity.

[Signatures on following pages.]

IN WITNESS WHEREOF, the parties have executed this Amendment to Subscription Agreement as of the date first above written.

JPMIM:

J.P. Morgan Investment Management Inc.,
a Delaware corporation

By:	/s/ Beverly Hoyng
Name:	Beverly Hoyng
Title:	Managing Director

Acknowledged by:

The corporation:

J.P. MORGAN REAL ESTATE INCOME TRUST, INC.,
a Maryland corporation

By:	/s/ Christian Porwoll
Name:	Christian Porwoll
Title:	Secretary

The OPERATING PARTNERSHIP:

J.P. Morgan REIT Operating Partnership, L.P.,
a Delaware limited partnership

By: J.P. Morgan Real Estate Income Trust, Inc., its general partner

By:	/s/ Christian Porwoll
Name:	Christian Porwoll
Title:	Secretary

[Signature Page to Second Amendment to Subscription Agreement]